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                                                                    EXHIBIT 99.4


For Immediate Release                                    Contact: John L. Pugh
                                                                (770) 438-9595

                           DORSEY FILES FOR BANKRUPTCY

ATLANTA, GEORGIA, December 5, 2000 - Dorsey Trailers, Inc. (DSYT) announces it has filed for bankruptcy.

Mr. John L. Pugh, Chief Executive Officer for Dorsey, issued this statement, "Dorsey Trailers has filed a voluntary petition for a Chapter 11 bankruptcy in the Middle District of Alabama. We have been unsuccessful in negotiating a line of credit with our lender in order to continue operations. We have filed in the State of Alabama because the majority of the Company's assets and employees are in Alabama. Under the protection of the bankruptcy court we hope to be able to attract interested parties to continue manufacturing Dorsey's well known product line."

Certain statements in this press release and statements by the Company in reports to its stockholders and public filings, as well as, oral public statements by Company representatives may be deemed to be forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Any forward-looking statements included herein have been included based upon facts available to management as of the date of the statement. Any forward looking statement is, however, inherently subject to the uncertainty of future events, whether economic, competitive or otherwise, many of which are beyond the control of the Company, or which may involve determinations which may be made by management in the future. There can, therefore, be no assurances that the events or results described in such forward-looking statements will occur and actual events or results may vary materially from those included herein.

Without limitation, the following are some of the factors which may affect whether the events or results described in such forward-looking statements will occur: increased competition, dependence on key management, continued availability of credit from vendors, continued advancement of funds from lender, reliance on certain customers, shortages of raw materials, component prices, labor shortages or work stoppage, dependence on current industry trends and demand for product, manufacturing interruption due to unfavorable natural events, unfavorable results of outstanding litigation, government regulations and new technologies or products. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to stockholders and periodic reports on Form 10-K and 10-Q.